CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 11-K of the Ruby Tuesday, Inc. Salary Deferral Plan (the “Registrant”), for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marguerite Naman Duffy, Plan Administrator of the Registrant, who performs the functions equivalent to a chief executive officer and chief financial officer of the Registrant, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 30, 2003 BY: /S/ MARGUERITE NAMAN DUFFY —————————————— Marguerite Naman Duffy Plan Administrator

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